Exhibit 10.43

NUI CORPORATION

1996 STOCK OPTION, STOCK AWARD AND INCENTIVE PLAN

As Amended and Restated November 26, 2001

     1.  Purpose.  The purpose of the NUI Corporation 1996 Stock Option, Stock Award and Incentive Plan, as amended and restated (the "Plan"), is to maintain the ability of NUI Corporation (the "Company") and its subsidiaries to attract and retain highly qualified and experienced employees and directors and to give such employees and directors a continued proprietary interest in the success of the Company and its subsidiaries. Pursuant to the Plan, eligible employees will be provided the opportunity to participate in the enhancement of shareholder value through the grants of options, stock appreciation rights, awards of restricted stock and deferred restricted stock, bonuses payable in stock, cash- or share-denominated performance awards, and or any combination thereof. Eligible directors will participate through awards of deferred restricted stock as set forth in Section 7. Employees and directors who participate or become eligible to participate in the Plan from time to time are referred to collectively herein as "Participants."

     The term "subsidiary" as used in the Plan shall mean any present or future corporation which is or would be a "subsidiary corporation" of the Company as the term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

     2.  Administration of the Plan.  The Plan shall be administered by a committee (the "Committee") which is appointed from time to time by the Board of Directors of the Company (the "Board"). The Committee shall consist of two or more members of the Board who are not employees of the Company or any subsidiary or affiliate. In appointing members of the Committee, the Board will consider whether a member is or will be a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934 and an "outside director" within the meaning of Regulation 1.162-27(e)(3) under Code Section 162(m) (a "Qualified Member"), but Committee members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee. The full Board may perform any function of the Committee hereunder, in which case the term "Committee" shall refer to the Board. A majority of the members of the Committee shall constitute a quorum. The majority vote of the members of the Committee present at a meeting at which a quorum is present shall be required for the Committee to take action under the Plan, except that the Committee otherwise may take action in any manner permitted by the New Jersey Business Corporation Act.

     In administering the Plan, the Committee may adopt rules and regulations for carrying out the Plan. The interpretation and decision made by the Committee with regard to any question arising under the Plan shall be final and conclusive on Participants. Subject to the terms of the Plan, the Committee shall determine the Participants to whom, and the time or times at which, awards shall be made and the number of shares, stock appreciation rights or other awards to be made under the Plan, and the terms and conditions of such awards, including the periods for which options will be outstanding. The Committee may delegate authority to take actions under the Plan to the extent permitted under the New Jersey Business Corporation Act.

     Each award made pursuant to the Plan shall be evidenced by an Option Agreement or Award Agreement (the "Agreement"). The Committee shall prescribe the form of all Agreements.

     3.  Shares of Stock Subject to the Plan; Per-Person Limitations. The maximum number of shares of the voting common stock of the Company, no par value (the "Common Stock"), that may be issued or delivered in connection with awards under the Plan is 1,800,000 shares, subject to adjustment as provided in Section 14 hereof. The number of shares of Common Stock which may be issued and delivered in connection with awards other than options and stock appreciation rights granted on or after January 22, 2002 shall not exceed 50% of the total number of shares reserved under the Plan. Any shares subject to an option or award which for any reason expires or is terminated or settled without delivery of shares shall again be available for awards under the Plan. Shares subject to the Plan may be either authorized and unissued shares or issued shares repurchased or otherwise acquired by the Company or its subsidiaries.

     In each fiscal year during any part of which the Plan is in effect, a participant may be granted options and other awards relating to stock up to his or her "Annual Limit." A participant's Annual Limit in any fiscal year after fiscal 2001 shall equal 250,000 shares of Common Stock plus the amount of the Participant's unused Annual Limit relating to shares as of the close of the previous fiscal year, subject to adjustment as provided in Section 14. In the case of an award which is not valued in a way in which the limitation on awards relating to shares would operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4), the maximum cash amount or value of such an award that may be earned by a Participant during any fiscal year after 2001 shall be equal to the Participant's Annual Limit, which for this purpose shall equal $2.5 million plus the amount of the Participant's unused cash Annual Limit as of the close of the previous fiscal year. For purposes of this Section 3, (i) "earning" means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition; and (ii) a Participant's Annual Limit is used to the extent a number of shares or cash amount may be potentially earned or paid under an award, regardless of whether such amount or shares are in fact earned or paid.

     4. Eligibility. Salaried employees, including officers, of the Company and its divisions and subsidiaries are eligible to be granted options, restricted stock and other awards under the Plan and to receive incentive awards payable in cash and other awards in accordance with the Plan. Subject to the terms of the Plan, the employees who shall receive awards under the Plan, and the criteria to be used in determining the award to be made, shall be determined from time to time by the Committee, in its sole discretion, from among those eligible, which may be based upon information furnished to the Committee by the Company's management, and the Committee shall determine, in its sole discretion, the number of shares to be covered by each award and the amount of any cash granted to each employee selected. Non-employee directors of the Company are also eligible to participate in the Plan in accordance with Section 7.

     5. Terms and Conditions of Stock Options. Options granted under the Plan may be either incentive stock options, as defined in Section 422 of the Code, or options other than incentive stock options. Each option shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine:

     (a)     The option price per share shall be determined by the Committee. However, the option price per share shall not be less than 100% of the fair market value of a share of Common Stock at the time the option is granted. For purposes of the Plan, unless otherwise determined by the Committee, fair market value shall be the mean between the highest and lowest prices at which the Common Stock is traded on a national securities exchange on the relevant date; provided, however, if there is no sale of the Common Stock on such exchange on such date, fair market value shall be the mean between the bid and asked prices on such exchange at the close of the market on such date.

     (b)     Each option shall be exercisable subject to the attainment of such performance goals, and/or during such period ending not later than ten years from the date it was granted, as may be determined by the Committee and stated in the Agreement. In no event may an option be exercised more than ten years from the date the option was granted.

     (c)     An option shall not be exercisable with respect to a fractional share of Common Stock or with respect to the lesser of fifty (50) shares or the full number of shares then subject to the option. No fractional shares of Common Stock shall be issued upon the exercise of an option. If a fractional share of Common Stock shall become subject to an option by reason of a stock dividend or otherwise, the optionee shall not be entitled to exercise the option with respect to such fractional share.

     (d)     Each option shall state whether it will or will not be treated as an incentive stock option.

     (e)      Each option will be deemed exercised on the day written notice specifying the number of shares to be purchased, accompanied by payment in full including, if required by law, applicable taxes, is received by the Company. Payment, except as provided in the Agreement, shall be:

(i)  in United States dollars by check or bank draft; or

(ii)  by tendering to the Company shares of Common Stock already owned for at least six months (unless the tendered shares otherwise qualify as "mature" shares under APB 25) by the person exercising the option, which may include shares received as the result of a prior exercise of an option, and having a fair market value, as determined in accordance with Section 5(a), on the date on which the option is exercised equal to the cash exercise price applicable to such option; or

(iii)  by a combination of United States dollars and shares of Common Stock valued as aforesaid.

No optionee shall have any rights to dividends or other rights of a shareholder with respect to shares of Common Stock subject to his or her option until he or she has given written notice of exercise of such option and paid in full for such shares.

     (f)      Notwithstanding the foregoing, the Committee may, in its sole discretion, include in the grant of an option the right of a grantee (hereinafter referred to as a "stock appreciation right") to elect, in the manner described below, in lieu of exercising his or her option for all or a portion of the shares of Common Stock covered by such option, to relinquish his or her option with respect to any or all of such shares and to receive from the Company a payment equal in value to (x) the fair market value, as determined in accordance with Section 5(a), of a share of Common Stock on the date of such election, multiplied by the number of shares as to which the grantee shall have made such election, less (y) the exercise price for that number of shares of Common Stock for which the grantee shall have made such election under the terms of such option. A stock appreciation right shall be exercisable at the time the tandem option is exercisable, and the "expiration date" for the stock appreciation right shall be the expiration date for the tandem option. A grantee who makes such an election shall receive payment in the sole discretion of the Committee (i) in cash equal to such excess; or (ii) in the nearest whole number of shares of Common Stock having an aggregate fair market value, as determined in accordance with Section 5(a) as of the date of election, which is not greater than the cash amount calculated in (ii) above; or (iii) in a combination of (i) and (ii) above. A stock appreciation right may be exercised only when the amount described in (x) above exceeds the amount described in (y) above. An election to exercise stock appreciation rights shall be deemed to have been made on the day written notice of such election, addressed to the Committee, is received by the Company. An option or any portion thereof with respect to which a grantee has elected to exercise a stock appreciation right shall be surrendered to the Company and such option shall thereafter remain exercisable according to its terms only with respect to the number of shares as to which it would otherwise be exercisable, less the number of shares with respect to which stock appreciation rights have been exercised. The grant of a stock appreciation right shall be evidenced by an Agreement. The Agreement evidencing stock appreciation rights shall be personal and will provide that the stock appreciation rights will not be transferable by the grantee otherwise than by will or the laws of descent and distribution and that they will be exercisable, during the lifetime of the grantee, only by him or her.

    (g)     Except as provided in the applicable Agreement, an option may be exercised only if at all times during the period beginning with the date of the granting of the option and ending on the date of such exercise, the grantee was an employee of either the Company (or of a division) or subsidiary of the Company or of another corporation referred to in Section 421(a)(2) of the Code. The Agreement shall provide whether, and to what extent, an option may be exercised after termination of continuous employment, but any such exercise shall in no event be later than the termination date of the option. If the grantee should die, or become permanently disabled as determined by the Committee at any time when the option, or any portion thereof, shall be exercisable, the option will be exercisable within a period provided for in the Agreement, by the optionee or person or persons to whom his or her rights under the option shall have passed by will or by the laws of descent and distribution, but in no event at a date later than the termination of the option. The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it.

     (h)     Each option by its terms shall be personal and shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution as provided in Section 5(g) above. During the lifetime of an optionee, the option shall be exercisable only by the optionee. In the event any option is exercised by the executors, administrators, heirs or distributees of the estate of a deceased optionee as provided in Section 5(g) above, the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied that the person or persons exercising the option are the duly appointed legal representatives of the deceased optionee's estate or the proper legatees or distributees thereof. The foregoing notwithstanding, an option other than an incentive stock option may be transferred to one or more beneficiaries during the lifetime of the Participant, and rights thereunder may be exercised by such transferees in accordance with the terms of such option, if and to the extent such transfers are then permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon.

     (i)     Notwithstanding any intent to grant incentive stock options, an option will not be considered an incentive stock option to the extent that such option, together with any previously granted incentive stock options, permits the exercise for the first time in any calendar year the purchase of more than $100,000 in fair market value of Common Stock (determined at the time of grant).

     (j)     No incentive stock option shall be granted to an employee who owns or would be treated as owning by attribution under Code Section 424(d) immediately before the grant of such option, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. This restriction shall not apply if, (i) at the time such incentive stock option is granted, the option price is at least 110% of the fair market value of the shares of Common Stock subject to the option, as determined in accordance with Section 5(a) on the date of grant, and (ii) the incentive stock option by its terms is not exercisable after the expiration of five years from the date of its grant.

     (k)     An option and any Common Stock received upon the exercise of an option shall be subject to such other transfer restrictions and/or legending requirements as are specified in the applicable Agreement.

     6. Terms and Conditions of Restricted Stock Awards. Awards of restricted stock under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Committee shall determine:

     (a)     Awards of restricted stock may be in addition to or in lieu of option grants.

     (b)     Awards may be conditioned on the attainment of particular performance goals based on criteria established by the Committee at the time of each award of restricted stock. During a period set forth in the Agreement (the "Restriction Period"), the recipient shall not be permitted to sell, transfer, pledge, or otherwise encumber the shares of restricted stock; except that such shares may be used, if the Agreement permits and the shares would qualify as "mature" shares for purposes of APB 25, to pay the option price pursuant to any option granted under the Plan, provided an equal number of shares delivered to the optionee shall carry the same restrictions as the shares so used.

     (c)     Shares of restricted stock shall become free of all restrictions if, during the Restriction Period, (i) the recipient dies, (ii) the recipient's employment terminates by reason of permanent disability, as determined by the Committee, (iii) the recipient retires after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a division or subsidiary, or (iv) if provided in the Agreement, there is a "change in control" of the Company (as defined in such Agreement). The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it.

     (d)     Unless and to the extent otherwise provided in the Agreement, shares of restricted stock shall be forfeited and revert to the Company upon the recipient's termination of employment during the Restriction Period for any reason other than death, permanent disability, as determined by the Committee, retirement after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a subsidiary or division, or, to the extent provided in the Agreement, a "change in control" of the Company (as defined in such Agreement), except to the extent the Committee, in its sole discretion, finds that such forfeiture might not be in the best interests of the Company and, therefore, waives all or part of the application of this provision to the restricted stock held by such recipient.

     (e)     Stock certificates for restricted stock shall be registered in the name of the recipient but shall be appropriately legended and returned to the Company by the recipient, together with a stock power endorsed in blank by the recipient. The recipient shall be entitled to vote shares of restricted stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall also be subject to the same restrictions.

     (f)     Restricted stock shall become free of the foregoing restrictions upon expiration of the applicable Restriction Period and the Company shall then deliver to the recipient Common Stock certificates evidencing such stock.

     (g)     Restricted Stock and any Common Stock received upon the expiration of the restriction period shall be subject to such other transfer restrictions and/or legending requirements as are specified in the applicable Agreement.

     (h)     The Committee is authorized to grant deferred restricted stock to Participants, which are rights to receive shares of Common Stock at the end of a specified deferral period, subject to the following terms and conditions:

(i)  Issuance of shares will occur upon expiration of the deferral period specified for a deferred restricted stock award by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, deferred restricted stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter.

(ii)  Except as otherwise determined by the Committee, vesting and forfeiture terms of deferred restricted stock shall be substantially the same as those applicable to restricted stock under this Section 6.

(iii)  Unless otherwise determined by the Committee, dividend equivalents on the specified number of shares covered by an award of deferred restricted stock shall be either (A) paid with respect to such deferred restricted stock at the dividend payment date in cash or in shares of unrestricted Common Stock having a fair market value equal to the amount of such dividends, or (B) deferred with respect to such deferred restricted stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional deferred restricted stock having a fair market value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

     7.  Terms and Conditions of Deferred Restricted Stock Grants for Non-Employee Directors.

     (a)  For purposes of this Plan, a "non-employee director" is a member of the Board who is not a full-time employee of the Company, or one of its or subsidiaries. Non-employee directors will receive benefits under the Plan only as provided in this Section 7.

     A non-employee director shall receive his or her Board and Committee chair retainers paid by the Company to its directors in deferred restricted stock credits rather than cash. The valuation of the deferred restricted stock credited in lieu of cash shall be reasonably determined by the Board of Directors. Such credits shall not be funded, but shall exist solely as a deferred restricted stock account on the books of the Company to reflect the number of shares of Common Stock (including fractional shares to 5 decimal places) which could have been purchased from time to time with the earned amount of such retainer at 100% of fair market value. Fair market value shall be determined on the first day of each participating director's directorship for the year with respect to which such retainer is credited.

     Whenever a cash dividend is paid with respect to Common Stock, each non-employee director's deferred restricted stock account shall be credited with the number of shares of Common Stock (including fractional shares to 5 decimal places) which could have been purchased on the applicable dividend payment date at 100% of fair market value on such date, based upon the per share cash dividend multiplied by the number of shares of Common Stock then credited to such director's account. Any stock dividend shall also be credited to each non- employee director's deferred restricted stock account (including fractional shares to 5 decimal places).

     (b)   Upon termination of his or her directorship for any reason, the non-employee director (or his or her designated beneficiary) shall receive the number of whole shares of Common Stock then credited to his or her account (but not any fractional shares). Any fractional share credits remaining in the account shall thereupon be canceled. Such shares shall be restricted in accordance with this Section 7.

     8.  Bonuses Payable in Stock. In lieu of cash bonuses otherwise payable under the Company's or applicable division's or subsidiary's compensation practices to employees eligible to participate in the Plan, the Committee, in its sole discretion, may determine that such bonuses shall be payable in Common Stock or partly in Common Stock and partly in cash. Such bonuses shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of Common Stock subject to such terms as the Committee may determine in its sole discretion. The number of shares of Common Stock payable in lieu of a bonus otherwise payable shall be determined by dividing such bonus amount by the fair market value of one share of Common Stock on the date the bonus is payable, with fair market value determined as of such date in accordance with Section 5(a).

     9.  Performance Awards Qualifying Under Code Section 162(m). The Committee is authorized to grant awards on the terms and conditions specified in this Section 9. Such awards ("Performance Awards") may be denominated as a cash amount, number of shares of Stock, or specified number of other awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. If the Committee determines that a Performance Award to be granted to a Participant who Committee deems likely to be a Covered Employee (as defined in Section 15(g)) should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 9.

     (a)     The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and Treasury Regulation 1.162-27, including the requirement that the performance goals set by the Committee be "substantially uncertain" of achievement. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

     (b)     One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: (1) return on invested capital, return on assets, return on investment, or return on equity (on a gross or net basis); (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) sales or net revenues; (5) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (6) working capital turns; (7) interest expense after taxes; (8) economic value created; (9) operating margin or profit margin; (10) stock price or total shareholder return; (11) dividend payout as a percentage of net income; (12) strategic business criteria, consisting of one or more objectives based on meeting specified goals with respect to customer growth, supplier management, productivity, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

     (c)     Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. Thus, annual incentive awards may be granted under this Section 9. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed. In all cases, the maximum Performance Award of any Participant shall be subject to the limitation set forth in Section 3.

     (d)     Settlement of Performance Awards shall be in cash, Stock, other awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 9. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related awards do not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a change in control) prior to the end of a performance period or settlement of such Performance Awards.

     10.  Change in Control. Each Agreement (including those relating to awards under Section 7) may, in the sole discretion of the Committee, provide that any or all of the following actions may be taken upon the occurrence of a change in control (as defined in the Agreement) with respect to the Company:

(i)  acceleration of time periods for purposes of vesting in, or realizing gain from, or exercise or settlement of any outstanding option or stock appreciation right, shares of restricted stock, or other award awarded pursuant to this Plan;

(ii)  offering to purchase any outstanding option or stock appreciation right, shares of restricted stock, or other award made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the change in control; or

(iii)  making adjustments or modifications to outstanding options or stock appreciation rights or with respect to restricted stock or other award as the Committee deems appropriate to maintain and protect the rights and interests of the Participants following such change in control, provided, however, that the exercise period of any option may not be extended beyond 10 years from the date of grant.

     11.  Transfer, Leave of Absence. For purposes of the Plan: (a) a transfer of an employee from the Company to a division or subsidiary of the Company, whether or not incorporated, or vice versa, or from one division or subsidiary of the Company to another, and (b) a leave of absence, duly authorized in writing by the Company or a subsidiary or division of the Company, shall not be deemed a termination of employment.

     12. Rights of Employees.

     (a)  No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and each Agreement.

     (b)  Nothing contained in the Plan and Agreement shall be deemed to give any employee the right to continued employment by the Company or its divisions or subsidiaries.

     13.  Withholding Taxes. The Company shall require a payment from a Participant to cover applicable mandatory withholding for income and employment taxes upon the happening of any event pursuant to the Plan which requires such withholding. The Company reserves the right to offset such tax payment from any funds which may be due the Participant from the Company or its subsidiaries or divisions or, in its discretion, to the extent permitted by applicable law, to accept such tax payment through the delivery of shares of Common Stock owned by the Participant or by utilizing shares of the Common Stock which were to be delivered to the Participant pursuant to the Plan, having an aggregate fair market value, determined as of the date of payment, equal to the mandatory withholding taxes due.

     14.  Adjustments. In the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications , large, special and non-recurring dividend of cash or property other than stock, or other similar corporate transaction or event affects the stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of stock which may be delivered in connection with awards granted thereafter, (ii) the number and kind of shares of stock by which annual per-person award limitations are measured under Section 3, (iii) the number and kind of shares of stock subject to or deliverable in respect of outstanding options and other awards, and (iv) the exercise price, grant price or purchase price relating to any option or other award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding option or award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards (including Performance Awards and performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause options or Performance Awards granted to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to so qualify, (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to options or awards granted to Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder. If another corporation or other business entity is acquired by the Company, and the Company has assumed outstanding employee option grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Committee. In the event of any other change affecting the shares of Common Stock available for awards under the Plan, such adjustment, if any, as may be deemed equitable by the Committee, shall be made to preserve the intended benefits of the Plan giving proper effect to such event.

     15.  Miscellaneous Provisions.

     (a)  The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares or the payment of cash upon exercise of any option or stock appreciation right or settlement of any award under the Plan. The expenses of the Plan shall be borne by the Company.

     (b)  The Committee may, at any time and from time to time after the granting of an option or other awards relating to stock specify such additional terms, conditions and restrictions with respect to such option or other awards as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, the Code, federal and state securities laws and methods of withholding or providing for the payment of required taxes.

     (c)  If at any time the Committee shall determine in its discretion that the listing, registration or qualification of shares of Common Stock upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, the Committee may restrict the exercise of any option or stock appreciation right or settlement of restricted stock or other award in whole or in part until such listing registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

     (d)  By accepting any benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated his acceptance and ratification, and consent to, any action taken under the Plan by the Committee, the Company or the Board.

     (e)  The Plan shall be governed by and construed in accordance with the laws of the State of New Jersey.

     (f)  Committee members exercising their functions under this Plan are serving as directors of the Company and they shall therefore be entitled to all rights of indemnification and advancement of expenses accorded directors of the Company.

     (g)  It is the intent of the Company that options granted under Section 5 and other awards granted or designated as awards to Covered Employees pursuant to Section 9 shall constitute qualified "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of designation of the award. Accordingly, the terms of the Plan relating to such awards, including the terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Agreement or other document relating to an award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such award upon attainment of the applicable performance objectives.

     (h)  It is the intent of the Company that options and other awards relating to stock hereunder qualify for fixed accounting under APB 25, with the measurement date to occur at grant or, in the case of awards fully conditioned upon specified performance goals, upon achievement of such goals, unless the Committee specifically determines otherwise. Therefore, in order to preserve this fundamental objective of these equity awards, if any provision of the Plan, an Agreement, or such an award would result in "variable" accounting or a measurement date other than the date of grant, if this Committee was not specifically aware of such accounting consequence at the time such provision became effective, such provision shall be modified and reformed to the extent necessary to preserve the accounting treatment of the award intended by the Committee, subject to Section 17 of the Plan.

     16.  Limits of Liability.

    (a)  Any liability of the Company or a subsidiary of the Company to any Participant with respect to any option or award shall be based solely upon contractual obligations created by the Plan and Agreement.

     (b)  Neither the Company nor a division or subsidiary of the Company, nor any member of the Committee or the Board, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

     17.   Amendments and Termination. The Board may, at any time, amend, alter or discontinue the Plan; provided, however, no amendment, alteration or discontinuation shall be made which would impair the rights of any holder of an award of restricted stock, option, stock appreciation rights or other award (excluding unearned Performance Awards) theretofore granted, without his or her written consent, or which, without the approval of the shareholders, would:

(i)  except as provided in Section 14, increase the maximum number of shares of Common Stock which may be issued under the Plan;

(ii)  except as provided in Section 14, decrease the option price of an option (and related stock appreciation rights, if any) to less than 100% of the fair market value (as determined in accordance with Section 5(a)) of a share of Common Stock on the date of the granting of the option (and related stock appreciation rights, if any);

(iii)  materially change the class of persons eligible to receive an award of restricted stock or options or stock appreciation rights under the Plan;

(iv)  extend the duration of the Plan; or

(v)  materially increase in any other way the benefits accruing to Participants.

  18.  Duration. The Plan was, following its initial adoption by the Board, approved by the Company's shareholders on March 12, 1996. An amendment to the Plan was approved by shareholders on January 27, 1998. This amendment and restatement will be subject to the approval of the Company's shareholders and such regulatory bodies as may be necessary, which approvals must occur within the period ending twelve months after the date the amendment and restatement of the Plan is adopted. Subject to such approvals, grants and awards may be made under the Plan between the date of its adoption and receipt of such approvals. Authority to grant awards under the amended and restated Plan shall terminate upon the earlier of the following dates or events to occur:

(i)  upon the adoption of a resolution of the Board terminating the Plan; or

(ii)  the date no shares of Common Stock remain available for grants of awards in accordance with the Plan's provisions.

No such termination of the Plan shall adversely affect the rights of any Participant hereunder and all options or stock appreciation rights previously granted and restricted stock and other awards awarded hereunder shall continue in force and in operation after the termination of the Plan, except as they may be otherwise terminated in accordance with the terms of the Plan.

     19.  Other Compensation Plans. The Plan shall not be deemed to preclude the implementation by the Company or its divisions or subsidiaries of other compensation plans which may be in effect from time to time, nor adversely affect any rights of Participants under any other compensation plans of the Company or its divisions or subsidiaries.

     20.  Non-Transferability. No right or interest in any award granted under the Plan shall be assignable or transferable, except as set forth in the Plan or required by law, and no right or interest of any participant in any award shall be liable for, or subject to, any lien, obligation or liability except as set forth in the Plan or as required by law.